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                   EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
                                 COMMON EQUIVALENT SHARE
                          (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                      Year to Date as of           Fiscal Years Ended
                                 ------------------------------------------------------
                                    October 31,   November 1,   January 31,  February 1,
                                      1998          1997          1998          1997
                                   (39 Weeks)    (39 Weeks)    (52 Weeks)    (52 Weeks)
                                 ------------------------------------------------------
BASIC:
Net earnings                     $     15,015  $     14,979  $     49,382  $     45,669
                                 ============  ============  ============  ============
Weighted average number of
  outstanding common shares            26,010        29,283        28,398        32,090
                                 ============  ============  ============  ============


Net earnings per common
  share - basic (1)              $       0.58  $       0.51  $       1.74  $       1.42
                                 ============  ============  ============  ============

DILUTED:
Net earnings                     $     15,015  $     14,979  $     49,382  $     45,669
                                 ============  ============  ============  ============


Weighted average number of
  outstanding common shares            26,010        29,283        28,398        32,090

Number of common shares
  issuable assuming exercise
  of stock options                        483           630           377           473
                                 ------------  ------------  ------------  ------------

Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution               26,493        29,913        28,775        32,563
                                 ============  ============  ============  ============

Net earnings per common
  share - diluted (1)            $       0.57  $       0.50  $       1.72  $       1.40
                                 ============  ============  ============  ============


(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.




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